UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equipment Financing

On November 18, 2019, SAExploration, Inc. (“SAExploration”), a subsidiary of SAExploration Holdings, Inc. (the “Company”), financed the purchase of a 30,000 single channel GCL system (the “Equipment”) from GTC, Inc. (“GTC”) pursuant to a secured promissory note (the “Promissory Note”) in favor of GTC in the principal amount of $9,973,730.

The Promissory Note bears interest at a fixed rate equal to 7% per annum and matures on January 1, 2023 (the “Maturity Date”). Principal and interest will be due and payable in equal monthly payments of $307,959.83, beginning on February 1, 2020, and each month thereafter until the Maturity Date.

Concurrently with the delivery of the Promissory Note, SAExploration and GTC entered into a Purchase Money Security Agreement (the “Security Agreement”), which granted GTC a security interest in the Equipment to secure SAExploration’s obligations under the Promissory Note.

The foregoing descriptions of the Promissory Note and the Security Agreement are summaries only and are qualified in their entirety by reference to the complete text of (i) the Promissory Note, attached as Exhibit 10.1 hereto, and (ii) the Security Agreement, attached as Exhibit 10.2 hereto, each incorporated herein by reference.

Amendments to Debt Instruments

In connection with the entry into the Promissory Note and the Security Agreement and the acquisition of the Equipment, the Company entered into the following amendments to its debt instruments, in order to, among other things, make certain amendments required to permit the transactions contemplated under the Promissory Note and the Security Agreement:

•

Amendment No. 3 to the Third Amended and Restated Credit and Security Agreement dated as of November 18, 2019 (the “ABL Amendment”), by and among SAExploration, as the borrower, the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder;

•

Amendment No. 8 to the Term Loan and Security Agreement dated as of November 18, 2019 (the “Term Loan Amendment”), by and among the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder; and

•

First Supplemental Indenture dated as of November 18, 2019 (the “Supplemental Indenture”), by and among the Company, the subsidiary guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and certain holders constituting the Required Holders of the Company’s 6.00% Senior Secured Convertible Notes due 2023 issued pursuant to the indenture.

The foregoing descriptions of the ABL Amendment, the Term Loan Amendment and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the complete text of (i) the ABL Amendment, attached as Exhibit 10.3 hereto, (ii) the Term Loan Amendment, attached as Exhibit 10.4 hereto, and (iii) the Supplemental Indenture, attached as Exhibit 10.5 hereto, each incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 18, 2019, the Company issued a press release regarding new projects in Alaska, Canada and the Middle East. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 14, 2019, the Board of Directors of the Company appointed Michael Faust as the Company’s Chief Executive Officer and President. Prior to this appointment, Mr. Faust has been serving as the interim President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Secured Promissory Note made by SAExploration, Inc. to GTC, Inc., dated as of November 18, 2019.

10.2	Purchase Money Security Agreement, dated as of November 18, 2019, between SAExploration, Inc. and GTC, Inc.

10.3	Amendment No. 3 to Third Amended and Restated Credit and Security Agreement, dated as of November 18, 2019, among SAExploration, Inc., SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.4	Amendment No. 8 to the Term Loan and Security Agreement, dated as of November 18, 2019, among SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.5	First Supplemental Indenture, dated as of November 18, 2019, among SAExploration Holdings, Inc., the guarantors party thereto, Wilmington Savings Fund, FSB, as trustee and collateral trustee, and the holders party thereto.

99.1	Press Release dated November 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: November 19, 2019	By:	/s/ Kevin Hubbard
Name: Kevin Hubbard
Title: Interim Chief Financial Officer